Exhibit 99.1

HC2

FOR IMMEDIATE RELEASE

HC2 Announces Acquisition of a Majority Interest in Schuff International, Inc.

and Completion of Related Financing Transactions

HERNDON, VA—(Marketwire—May 30, 2014)—HC2 Holdings, Inc. (“HC2”) (OTCBB: HCHC) announced today the completion of the previously announced acquisition of 2.5 million shares of common stock of Schuff International, Inc. (“Schuff”) and negotiated an agreement to purchase an additional 200,000 shares of Schuff, representing an approximately 65% interest in Schuff.

Philip A. Falcone, HC2’s Chairman, President and Chief Executive Officer, stated, “We are thrilled to complete HC2’s first acquisition with the purchase of a majority interest in Schuff. Schuff has an impressive reputation as a steel fabrication and erection company and we look forward to working with the Schuff management team and employees.”

The aggregate consideration for the shares of Schuff acquired was approximately $85 million, which was funded using the net proceeds from (i) the issuance of $30 million of Series A Convertible Participating Preferred Stock of HC2 (the “Preferred Stock”) and $6 million of common stock of HC2, and (ii) the entry into a new senior secured credit facility providing for an eighteen month term loan of $80 million, each of which was also completed on May 29, 2014. Any additional funds raised by the foregoing transactions will be used for general corporate purposes including potential acquisitions.

Pursuant to a Securities Purchase Agreement by and among HC2 and affiliates of Hudson Bay Capital Management, Benefit Street Partners LLC and DG Capital Management (collectively, the “Purchasers”), HC2 issued and sold to the Purchasers (i) 30,000 shares of Preferred Stock for a purchase price of $1,000 per share and (ii) 1,500,000 shares of common stock of HC2 for a purchase price of $4.00 per share. The Preferred Stock is initially convertible at a conversion price of $4.25, subject to adjustment from time to time for various corporate transactions. The terms of the Preferred Stock also include a quarterly cash dividend at an annualized rate of 7.50%, and a cumulative quarterly pay-in-kind dividend at an annualized rate of 4.00%, which may be increased to 7.25% upon the occurrence of certain events and may be reduced to 2.00% or 0% if HC2 achieves specified rates of growth measured by net asset value. As of today, the Preferred Stock represents on an as-converted basis, together with the shares of common stock issued to the Purchasers, approximately 34% of HC2’s outstanding common stock.

Holders of the Preferred Stock will have the right to vote together with the holders of common stock on all matters upon which the holders of common stock are entitled to vote, on an as-converted basis. Moreover, for so long as the Purchasers maintain certain ownership thresholds in HC2 (on an as-converted basis), the holders of Preferred Stock will have the right to appoint and elect (voting as a separate class) at least one director of HC2. Please refer to HC2’s Form 8-K to be filed with the Securities and Exchange Commission for a more complete description of the terms of the Preferred Stock.

Keith M. Hladek, HC2’s Chief Operating Officer, commented, “We are pleased with the response to our capital raise. This new capital will allow HC2 to pursue strategic acquisitions.”

The senior secured credit facility has been established pursuant to a Credit Agreement (the “Credit Agreement”) by and among HC2, certain subsidiary guarantors of HC2, the lenders party thereto from time to time, Jefferies LLC, as lead arranger, as book manager, as documentation agent for the lenders and as syndication agent for the lenders, and Jefferies Finance LLC, as administrative agent for the lenders and as collateral agent for the secured parties. The Credit Agreement contains certain customary representations, affirmative covenants and negative covenants, including a financial covenant that requires HC2 to maintain a certain collateral coverage ratio and Schuff to maintain a minimum EBITDA and certain limitations on capital expenditures that may be made by each of HC2 and Schuff. Borrowings under the Credit Agreement will bear interest at a floating rate which can be, at HC2’s option, either (i) an alternate base rate (of not less than 2%) plus an applicable margin or (ii) a LIBOR borrowing rate for a specified interest period (of not less than 1%) plus an applicable margin. The applicable margin for borrowings under the Credit Agreement starts at 7.50% per annum for alternate base rate loans and 8.50% per annum for LIBOR loans and increases by 25 basis points every three months.

This press release is not an offer to sell or a solicitation of offers to buy Preferred Stock or common stock. The Preferred Stock and common stock issued to the Purchasers have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

About HC2

HC2 operates as a holding company of operating subsidiaries primarily in the United States and the United Kingdom. HC2’s indirectly wholly owned subsidiary PTGi International Carrier Services, Inc. (“PTGi ICS”) is one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi ICS owns and operates its own global network of next-generation IP soft switches and media gateways. HC2 owns approximately 65% of Schuff International, Inc., the largest steel fabrication and erection company in the United States. HC2’s indirectly wholly owned subsidiary Genovel Orthopedics, Inc. is researching the development of innovative products to treat early osteoarthritis of the knee. Founded in 1994, HC2 is headquartered in Herndon, Virginia. For more information, visit: www.HC2.com.

Cautionary Statement Regarding Forward Looking Statements

This release contains, and certain oral statements made by our representatives from time to time, may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements.

These forward-looking statements include statements regarding HC2’s expectations for the Schuff acquisition, the impact of the Preferred Stock and the Credit Agreement and plans and expectations regarding potential future acquisitions, dispositions and financing transactions. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our most recent annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.HC2.com. Such factors and risks that relate to the acquisition of shares of Schuff, the Preferred Stock issuance and the entry into the Credit Agreement include the risk that we may fail to achieve the expected benefits of the acquisition of a majority interest in Schuff; our inability to comply with covenants in the Credit Agreement, the certificate of designation governing our Preferred Stock, including our obligation to pay dividends to holders of Preferred Stock, and future financing or refinancing agreements; the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we and our subsidiaries may incur; the impact on the holders of our common stock if we issue additional shares of our common stock or Preferred Stock; and the effect of price fluctuations in our common stock caused by the conversion of our Preferred Stock. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

HC2

ir@HC2.com

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